EXHIBIT 99.2
90-92 Main Street, P.O. Box 58
Wellsboro, PA 16901
Phone: (570) 724-3411     Fax: (570) 723-8097
E-Mail: cnemail@cnbankpa.com     Web Page: http://www.cnbankpa.com
Stock Symbol: CZNC
Chartered 1864 Member
FEDERAL DEPOSIT INSURANCE CORP
September 30, 2007
QUARTERLY REPORT
Dear Shareholder:
Although year-to-date net income of $7.242 million is down a disappointing 22% compared to last year, there are reasons for optimism. The interest margin increased 5.7%, with most of the year-over-year improvement occurring in the third quarter. Improvements in loan quality have allowed us to reduce our provision for loan losses and thus our interest margin after provision for loan losses is up 6.8%. Other income is up 28.4% due in large part to growth in Trust & Financial Management Group (T&FMG) revenue. As of quarter end, trust assets under management increased 38%, by $188.2 million. The merger with Citizens Trust Company (CTC) accounts for 54% of the increase, and the rest is due to investment returns and new business. Strategically, we have invested in growing the T&FMG to increase our revenues from noninterest business activities. The strategy is beginning to yield the hoped for results.
Last year, we were able to substantially supplement revenues through the third quarter with $4.25 million in gains on sold securities, while this year we have a net pre-tax loss of $79 thousand on sales over the same period. Other expenses have increased 7.1% with a large portion of the increase due to the addition of CTC and to one-time merger related expenses.
Given the significant challenges facing community banking, management has adopted cost reduction and revenue enhancement initiatives. As part of those initiatives, fulltime equivalent staffing is being reduced by 9.75% during the last half of 2007. Other cost cutting measures and revenue enhancing initiatives are in various stages of implementation.
To help our business customers save time and money, we are aggressively marketing cutting edge remote deposit capture that allows customers to transmit images of their checks for deposit via the Internet. All of our branches are now using a similar technology to transmit their transaction tickets and checks to our processing center, thus saving us time and money; and allowing us to extend our branch cutoff times to 4:30 P.M. We thank you for your continued support.
Craig G. Litchfield
Chairman, President & CEO

CITIZENS & NORTHERN CORPORATION
BOARD OF DIRECTORS
Craig G. Litchfield    Chairman of the Board

Dennis F. Beardslee R. Robert DeCamp Jan E. Fisher R. Bruce Haner Susan E. Hartley Karl W. Kroeck Leo F. Lambert	Edward L. Learn Raymond R. Mattie Edward H. Owlett, III Leonard Simpson James E. Towner Ann M. Tyler Charles H. Updegraff Jr.
CITIZENS & NORTHERN BANK
OFFICES

428 S. Main Street, ATHENS, PA 18810	570-888-2291
111 Main Street, DUSHORE, PA 18614	570-928-8124
Main Street, EAST SMITHFIELD, PA 18817	570-596-3131
104 Main Street, ELKLAND, PA 16920	814-258-5111
230-232 Railroad Street, JERSEY SHORE, PA 17740	570-398-4555
102 E. Main Street, KNOXVILLE, PA 16928	814-326-4151
Main Street, LAPORTE, PA 18626	570-946-4011
Main Street, LIBERTY, PA 16930	570-324-2331
1085 S. Main Street, MANSFIELD, PA 16933	570-662-1111
RR 2 Box 3036, MONROETON, PA 18832	570-265-2157
3461 Rte.405 Highway, MUNCY, PA 17756	570-546-6666
Thompson Street, RALSTON, PA 17763	570-995-5421
1827 Elmira Street, SAYRE, PA 18840	570-888-2220
2 E. Mountain Ave., SO. WILLIAMSPORT, PA 17702	570-601-3016
41 Main Street, TIOGA, PA 16946	570-835-5236
428 Main Street, TOWANDA, PA18848	570-265-6171
Court House Square, TROY, PA 16947	570-297-2159
90-92 Main Street, WELLSBORO, PA 16901	570-724-3411
130 Court Street, WILLIAMSPORT, PA 17701	570-320-0100
1510 Dewey Ave., WILLIAMSPORT, PA 17702	570-323-9305
Route 6, WYSOX, PA 18854	570-265-9148
TRUST & FINANCIAL MANAGEMENT GROUP

90-92 Main Street, Wellsboro, PA 16901	800-487-8784
428 Main Street, Towanda, PA 18848	888-987-8784
503 N. Elmira Street, Sayre, PA 18840	888-760-8192
130 Court Street, Williamsport, PA 17701	570-601-6000

ACCOUNT SERVICES - 90-92 Main St., Wellsboro, PA 16901	800-726-2265
BANKCARD SERVICES - 10 Nichols St., Wellsboro PA 16901	800-676-6639
CASH MANAGEMENT / INTERNET BANKING — 10 Nichols St., Wellsboro, PA 16901	570-724-0266
www.cnbankpa.com
FUNDS MANAGEMENT — 10 Nichols St., Wellsboro, PA 16901	800-577-9397
www.fmt@cnbankpa.com
C&N FINANCIAL SERVICES CORPORATION — 90-92 Main Street, Wellsboro, PA	866-ASK-CNFS
www.cnfinancialservices.com
CITIZENS TRUST COMPANY
a Division of Citizens & Northern Bank
OFFICES

10 N Main Street, COUDERSPORT, PA 16915	814-274-9150
135 East Fourth Street, EMPORIUM, PA 15834	814-486-1112
100 Maple Street, PORT ALLEGANY, PA 16743	814-642-2571
www.citizenstrustcompany.com
FIRST STATE BANK
OFFICES

3 Main Street, CANISTEO, NY 14823	607-698-4295
6250 County Route 64, HORNELL, NY 14843	607-324-4081
www.fsbcanisteo.com

CONSOLIDATED STATEMENT OF INCOME
(In Thousands, Except Per Share Data)            (Unaudited)

	3 MONTHS ENDED		9 MONTHS ENDED
	SEPTEMBER		SEPTEMBER
	2007	2006	2007	2006
	(Current)	(Prior Yr)	(Current)	(Prior Yr)
Interest and Dividend Income	$18,058	$16,152	$51,993	$47,999
Interest Expense	8,551	7,833	25,230	22,677

Interest Margin	9,507	8,319	26,763	25,322
Provision for Loan Losses	—	191	229	491

Interest Margin After Provision for Loan Losses	9,507	8,128	26,534	24,831
Other Income	2,877	2,199	7,609	5,925
Realized (Losses) Gains on Securities, Net	(68)	1,602	(79)	4,250
Other Expenses	8,691	7,640	25,127	23,459

Income Before Income Tax Provision	3,625	4,289	8,937	11,547
Income Tax Provision	777	1,016	1,695	2,255

NET INCOME	$2,848	$3,273	$7,242	$9,292

PER SHARE DATA (**):
Net Income — Basic	$0.32	$0.39	$0.84	$1.11
Net Income — Diluted	$0.32	$0.39	$0.84	$1.11
Dividend Per Share	$0.24	$0.24	$0.72	$0.72
Number Shares Used in Computation — Basic	8,897,844	8,322,436	8,656,921	8,355,173
Number Shares Used in Computation — Diluted	8,905,827	8,344,340	8,669,444	8,382,610

CONSOLIDATED BALANCE SHEET
(In Thousands, Except Per Share Data)            (Unaudited)

	SEPT. 30,	SEPT. 30,
	2007	2006
ASSETS
Cash & Due from Banks	$21,853	$21,373
Trading Securities	2,515	—
Available-for-Sale Securities	344,310	368,481
Loans, Net	737,408	668,348
Intangible Assets	13,606	3,287
Other Assets	75,339	63,798

TOTAL ASSETS	$1,195,031	$1,125,287

LIABILITIES
Deposits	$827,389	$756,372
Repo Sweep Accounts	39,829	27,629

Total Deposits and Repo Sweeps	867,218	784,001
Borrowed Funds	177,467	204,320
Other Liabilities	9,963	7,235

TOTAL LIABILITIES	1,054,648	995,556

SHAREHOLDERS’ EQUITY
Shareholders’ Equity, Excluding Net Unrealized Gains/Losses on Available-for-Sale Securities	143,674	128,431
Accumulated Other Comprehensive Income/ Loss:
Net Unrealized Gains/Losses on Available-for-Sale Securities	(2,130)	1,300
Defined Benefit Plans Adjustment, Net (*)	(1,161)	—

TOTAL SHAREHOLDERS’ EQUITY	140,383	129,731

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,195,031	$1,125,287

CONSOLIDATED FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data)               (Unaudited)

	9 MONTHS ENDED		%
	SEPTEMBER		INCREASE
	2007	2006	(DECREASE)
EARNINGS PERFORMANCE
Net Income	$7,242	$9,292	-22.06%
Return on Average Assets	0.83%	1.09%	-23.85%
Return on Average Equity	7.03%	9.45%	-25.61%

BALANCE SHEET HIGHLIGHTS
Total Assets	$1,195,031	$1,125,287	6.20%
Available-for-Sale Securities	344,310	368,481	-6.56%
Loans (Net)	737,408	668,348	10.33%
Allowance for Loan Losses	8,709	8,095	7.58%
Deposits and Repo Sweep Accounts	867,218	784,001	10.61%

Trust Assets Under Management	682,428	494,234	38.08%

SHAREHOLDERS’ VALUE (PER SHARE) (**)
Net Income — Basic	$0.84	$1.11	-24.32%
Net Income — Diluted	$0.84	$1.11	-24.32%
Dividends	$0.72	$0.72	0.00%
Book Value	$15.79	$15.65	0.89%
Tangible Book Value	$14.26	$15.25	-6.49%
Market Value (Last Trade)	$18.37	$22.43	-18.10%
Market Value / Book Value	116.34%	143.32%	-18.83%
Market Value / Tangible Book Value	128.82%	147.08%	-12.41%
Price Earnings Multiple	16.40	15.16	8.18%
Dividend Yield	5.23%	4.28%	22.20%

SAFETY AND SOUNDNESS
Tangible Equity / Tangible Assets	10.73%	11.27%	-4.79%
Nonperforming Assets / Total Assets	0.43%	0.77%	-44.16%
Allowance for Loan Losses / Total Loans	1.17%	1.20%	-2.50%
Risk Based Capital Ratio	16.56%	17.91%	-7.54%

AVERAGE BALANCES
Average Assets	$1,168,152	1,137,545	2.69%
Average Equity	137,316	131,095	4.75%

(*)	Effective December 31, 2006, Statement of Financial Accounting Standards No. 158 requires gains or losses, prior service costs or credits, and transition assets or obligations as of the end of the period that have not yet been included in net periodic benefit cost be recognized as accumulated other comprehensive income or loss, net of tax.

(**)	For purposes of per share calculations, the number of outstanding shares has been retroactively adjusted for the effects of 1% stock dividends issued in January 2007.